Exhibit 10.1

v.6 Execution Version

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (hereinafter “Agreement”) is made by and between Signing Day Sports, Inc., a Delaware corporation (hereinafter “SDS”) and Midwestern Interactive, LLC, a Missouri limited liability company (“Midwestern Interactive”) as of December 12, 2023 (the “Effective Date”). SDS and Midwestern Interactive may be referred to in this Agreement each as a “Party” or collectively referred to as the “Parties.”

RECITALS

WHEREAS, Midwestern Interactive was hired to perform certain contract engineering services pursuant to that certain Work For Hire Agreement – Acknowledgement and Assignment by and between SDS and Midwestern Interactive dated December 21, 2022 and other agreements (the “Work”); and,

WHEREAS, Midwestern Interactive performed the Work; and,

WHEREAS SDS has not paid Midwestern Interactive for the Work and SDS has alleged that Midwestern Interactive failed to perform the Work in accordance with the Work for Hire Agreement and SDS’s expectations; and,

WHEREAS, the Parties have agreed to fully and finally resolve all claims, including but not limited to claims asserted or could have been asserted by the Parties as of the date of this Agreement, in order to avoid further costs and expenses and the uncertainty of litigation, and with none of the Parties admitting fault, this matter continuing to be a factually and legally disputed incident.

NOW THEREFORE in consideration of the foregoing Recitals incorporated into the terms and conditions of this Settlement Agreement and Release, and specifically the Terms and Conditions set out in more detail below, the mutual covenants herein contained, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby agree as follows:

TERMS AND CONDITIONS

1. Payment. SDS shall pay Midwestern Interactive in the amount of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000.00) (the “Payment”) payable as follows: (a) THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) within three (3) business days of the Effective Date and (b) payment of the remaining THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) on or before April 12, 2024. Each portion of the Payment shall be made via cashier’s check delivered to counsel for Midwestern Interactive, Gary A. Powell, Spencer Fane LLP, 2144 E. Republic Rd., Ste. B300, Springfield, MO 65804 or via other mutually-agreeable method. Time is of the essence with respect to SDS’s obligations to make the Payment as provided above.

2. Release of Midwestern Interactive’s Claims Against SDS. Upon the Effective Date, Midwestern Interactive, being otherwise competent to execute this document, does hereby and for Midwestern Interactive and Midwestern Interactive’s past, present and future administrators, affiliates, agents, associates, associations, assigns, attorneys, beneficiaries, corporations, directors, divisions, employees, executors, firms, grantees, heirs, independent contractors, insurers and reinsurers, joint venturers, managers, members, officers, parents, partners, partnerships, predecessors, representatives, servants, shareholders, successors, subsidiaries, transferees, trustees, vendees, legal and equitable owners and all persons and legal entities acting by, though, under, or in concert with them, as well as all persons and legal entities who could suffer or sustain liability by, though, or under any of them (collectively the “Midwestern Interactive Releasors”) release, acquit, and forever discharge SDS, and all of its past, present and future administrators, affiliates, agents, associates, associations, assigns, attorneys, beneficiaries, corporations, directors, divisions, employees, executors, firms, grantees, heirs, independent contractors, insurers and reinsurers, joint venturers, managers, members, officers, parents, partners, partnerships, predecessors, representatives, servants, shareholders, successors, subsidiaries, transferees, trustees, vendees, legal and equitable owners and all persons and legal entities acting by, though, under, or in concert with them, as well as all persons and legal entities who could suffer or sustain liability by, though, or under any of them (collectively the “SDS Releasees”) from any and all past and present claims, liens, causes of action (including any previously filed or claimed), demands, damages, expenses and compensation that could have been asserted by Midwestern Interactive or any of the other Midwestern Interactive Releasors against SDS or any of the other SDS Releasees as of the Effective Date, whether based on tort, contract, property damage, common law, statute, or any other theory of recovery.

No separate document shall be required to effectuate the releases and waivers described in this Section 2.

The releases and waivers described in this Section 2 do not apply to a breach of this Agreement.

3. SDS Release of Midwestern Interactive. Upon the Effective Date, SDS, being otherwise competent to execute this document, does hereby and for SDS and SDS’s past, present and future administrators, affiliates, agents, associates, associations, assigns, attorneys, beneficiaries, corporations, directors, divisions, employees, executors, firms, grantees, heirs, independent contractors, insurers and reinsurers, joint venturers, managers, members, officers, parents, partners, partnerships, predecessors, representatives, servants, shareholders, successors, subsidiaries, transferees, trustees, vendees, legal and equitable owners and all persons and legal entities acting by, though, under, or in concert with them, as well as all persons and legal entities who could suffer or sustain liability by, though, or under any of them (collectively the “SDS Releasors”) release, acquit, and forever discharge Midwestern Interactive, and all of its past, present and future administrators, affiliates, agents, associates, associations, assigns, attorneys, beneficiaries, corporations, directors, divisions, employees, executors, firms, grantees, heirs, independent contractors, insurers and reinsurers, joint venturers, managers, members, officers, parents, partners, partnerships, predecessors, representatives, servants, shareholders, successors, subsidiaries, transferees, trustees, vendees, legal and equitable owners and all persons and legal entities acting by, though, under, or in concert with them, as well as all persons and legal entities who could suffer or sustain liability by, though, or under any of them (collectively the “Midwestern Interactive Releasees”) from any and all past and present claims, liens, causes of action (including any previously filed or claimed), demands, damages, expenses, and compensation or any claims that could have been asserted by SDS or any of the other SDS Releasors against Midwestern Interactive or any of the other Midwestern Interactive Releasees as of the Effective Date, whether based on tort, contract, property damage, common law, statute, or any other theory of recovery.

No separate document shall be required to effectuate the releases and waivers described in this Section 3.

The releases and waivers described in this Section 3 do not apply to a breach of this Agreement.

4. Voluntariness and Joint-Drafting. By signing the Agreement, the Parties acknowledge they have carefully read and fully understand all of the provisions of this Agreement, and are entering into the Agreement voluntarily, entirely of their own free will, and under no duress, coercion, or undue influence, after consultation with the counsel (or the opportunity to consult with counsel), including attorneys, of their choosing. Neither party makes any representations regarding the tax consequences, if any, of the payment made pursuant to this Agreement. This Agreement was jointly drafted by the Parties and their counsel, and shall be interpreted and construed without any presumption or inference in favor of, or against, any Party.

5. No Admission of Liability. The Parties hereto agree and understand that by entering into this Agreement, the Parties are not admitting liability with regard to the facts or allegations stated in the Disputes, and rather each specifically denies committing any act or failing to act in violation of any law, contract, statute, regulation and/or standard of care. The monetary consideration mentioned herein was offered, given and accepted to resolve potential, doubtful and disputed claims, and to avoid the expense and unknown of litigation, and shall not be construed as an admission of liability on the part of any party hereto or any related or affiliated person, partnership or corporation, including, but not limited to the Parties and/or their respective insurers, and their respective kin, agents, representatives, employers, employees, owned companies, attorneys, insurers, subsidiaries, affiliates, servants, successors, assigns, and heirs. The Parties expressly deny any such liability or admission.

6. Complete Defense. (a) This Agreement may be asserted as a defense to any action, claim, charge, or other proceeding hereinafter asserted by Midwestern Interactive against SDS to the extent any such action, claim, charge, or other proceeding has been released and waived by Midwestern Interactive pursuant to Section 2 above. (b) This Agreement may be asserted as a defense to any action, claim, charge, or other proceeding hereinafter asserted by SDS against Midwestern Interactive to the extent any such action, claim, charge, or other proceeding has been released and waived by SDS pursuant to Section 3 above.

7. Binding Agreement. This Release shall bind and inure to the benefit of all Parties hereto, their predecessors, successors-in-interest, officers, shareholders, employers, employees, insurers, attorneys, agents, representatives and/or assigns.

8. Work(s) and Work(s) for Hire.

(a)	Notwithstanding anything in this Agreement to the contrary, nothing in it nullifies, modifies, or supersedes, or is intended, to nullify, modify, or supersede, any provision in any of the MI-SDS Agreements (as that term is defined below) that:(i) provides that “Work(s)” or “Work(s) for Hire” (as those terms are defined in the MI-SDS Agreements) created by Midwestern Interactive pursuant to services it provided or provides under any of the MI-SDS Agreements are the sole and absolute property of SDS, (ii) assigns or transfers, to SDS, all right, title, or interest (including but not limited to any copyright) in all Work(s) or Work(s) for Hire created by Midwestern Interactive pursuant to services it provided or provides under any of the MI-SDS Agreements, or (iii) requires Midwestern Interactive to deliver to SDS such additional documents as SDS may deem necessary to evidence and effectuate SDS’s sole and exclusive ownership rights to Work(s) or Work(s) for Hire created by Midwestern Interactive pursuant to services it provided under any of the MI-SDS Agreements; and all such provisions in the MI-SDS Agreements remain in full force and effect notwithstanding anything that might be to the contrary in this Agreement.

(b)	If and to the extent any Work(s) or Work(s) for Hire created by Midwestern Interactive pursuant to services it provided or provides under any of the MI-SDS Agreements contains or constitutes SDS “Confidential Information” (as that term is defined in the MI-SDS Agreements), either in whole or in part, Midwestern Initiative shall protect the confidentiality of each such Work(s) or Work(s) for Hire as required by Section 11 of each of the MI-SDS Agreements), and, with respect to Midwestern Initiative’s obligation to do that, the provisions of Section 11 of the MI-SDS Agreements shall remain in full force and effect notwithstanding anything that might be to the contrary in this Agreement.

(c)	Without the written consent of SDS, which SDS may withhold in its absolute discretion, Midwestern Initiative may not use any Work(s) or Work(s) for Hire created by it pursuant to services it provided or provides under any of the MI-SDS Agreements with any of its client(s) other than SDS.

(d)	As used in this Agreement, the term “MI-SDS Agreements” means those certain agreements entitled “WORK FOR HIRE AGREEMENT - ACKNOWLEDGEMENT AND ASSIGNMENT” between SDS and Midwestern Interactive dated June 20, 2022, August 17, 2022, and December 21, 2022, respectively.

9. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of its provisions shall not affect the validity or enforceability of any of the other provisions; provided, however, that:

(a)	if Section 2 above is held to be illegal, invalid, or unenforceable in whole or in part, Midwestern Interactive shall promptly execute a legal, valid, and enforceable release and waiver of claims, on behalf of itself and the other Midwestern Interactive Releasors, in favor of SDS and the other SDS Releasees equal in scope to the scope of the claims covered by the waiver and release of claims in Section 2 above, and, in the event that such a legal, valid, and enforceable waiver and release of claims equal in scope to the scope of claims covered by the waiver and release of claims in Section 2 above cannot be obtained, then Midwestern Interactive and the other Midwestern Interactive Releasors shall be deemed to have assigned, transferred, and conveyed all of the claims covered by Section 2 above to SDS;

(b)	if Section 3 above is held to be illegal, invalid, or unenforceable in whole or in part , SDS shall promptly execute a legal, valid, and enforceable release and waiver of claims, on behalf of itself and the other SDS Releasors, in favor of Midwestern Interactive and the other Midwestern Interactive Releasees equal in scope to the scope of the claims covered by the waiver and release of claims in Section 3 above, and, in the event that such a legal, valid, and enforceable waiver and release of claims equal in scope to the scope of claims covered by the waiver and release of claims in Section 3 above cannot be obtained, then SDS and the other SDS Releasors shall be deemed to have assigned, transferred, and conveyed all of the claims covered by Section 3 above to Midwestern Interactive.

10. Entire Agreement. The Parties hereto covenant and warrant that no promise or inducement has been offered or made except as set forth herein; that the Parties have read this Agreement, understand all of its terms, and understand that this Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement; that the undersigned is executing this Agreement voluntarily and with full knowledge of its significance following discussion with counsel, and that this Agreement includes and incorporates completely the full agreement between the Parties with respect to the subject matter of this Agreement, and no Party hereto shall be considered the drafter of this Agreement, rather all Parties mutually agree and acknowledge that they equally drafted and prepared this Agreement.

11. Effective Date. This Agreement shall become effective immediately following execution by the last of the Parties to execute this Agreement.

12. Default/Attorney Fees. Upon the Effective Date, SDS shall execute the Affidavit of Verified Confession of Judgment and Stipulation to Final Judgment and Confessed Judgment, each attached here as Exhibit 2 (collectively, the “Confession of Judgment”). In the event that SDS fails to make the any portion of the Payment in accordance with Section 1, SDS hereby agrees that Midwestern Interactive may file such Confession of Judgment with the Circuit Court of Jasper County, Missouri and to perform such other actions that may be necessary to effectuate and obtain a judgment as set forth in the Confession of Judgment. In the event that SDS complies with its obligations contained in Section 1, Midwestern Interactive shall have no right to file the Confession of Judgment. In the event that either Party materially fails to perform its obligations set forth in this Agreement and the other party is required to employ an attorney to enforce its rights hereunder, the Parties agree that the prevailing party shall be entitled to recover all fees, costs, and expenses incurred in connection with any action to enforce rights under this Agreement including, but not limited to, attorney fees.

13. Governing Law/Venue. The Parties agree that this Agreement will be construed and interpreted under the laws of the State of Missouri. Any dispute arising under or related to this Agreement shall be brought only in either (a) the circuit court of Greene County, Missouri, (b) the circuit court of Jasper County, Missouri, (c) the United States District Court for the Western District of Missouri, (d) the Superior Court of Arizona in Maricopa County, Arizona, or (e) the United States District Court for the District of Arizona, and each party hereby affirmatively consents to the jurisdiction of said court and hereby waives all objections to the maintenance of any cause of action in such a forum.

14. Authority. The individuals executing this Agreement, and the individuals executing this Agreement on behalf of any entity, represent and warrant that they have the authority to enter into and execute this Agreement on behalf of the named Party; that the execution of this Agreement shall bind the named Party and any successors or assigns to the terms stated herein. Each Party represents and warrants it has not assigned and/or granted to, any other person or entity, any of the claims released by that Party under this Settlement Agreement.

15. Counterparts. The Parties acknowledge that this Agreement may be executed in counterparts, and that this Agreement, or any subsequent amendments, signed and transmitted by facsimile or telecopier or by electronic mail in PDF format is to be treated as an original document. The signature of any party thereon is to be considered as an original signature and the document transmitted is to be considered to have the same binding effect as an original signature or an original document. No party may raise the use of a facsimile machine or telecopier machine or PDF format as a defense to the enforcement of this Agreement or other document executed in compliance with this section.

[signature page to follow on page 7]

IT IS HEREBY AGREED:

Signing Day Sports, Inc., a Delaware Corporation,

/s/ Daniel D. Nelson
By:	Danieel D. Nelson
Its:	CEO
Date:	12/12/2023

Midwestern Interactive, LLC, a Missouri limited liability company,

/s/ Matthew Johnson
By:	Matthew Johnson
Its:	CEO
Date:	12/12/2023

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

MIDWESTERN INTERACTIVE, LLC	)
)
Plaintiff,	)
)
v.	)	Case No.
)
SIGNING DAY SPORTS, INC., a Delaware Corporation.,	)
)
)
Defendant.	)

VERIFIED CONFESSION JUDGMENT AND STIPULATION TO FINAL JUDGMENT

Pursuant to R.S. Mo. §§ 511.070 and 511.080, the undersigned Defendant Signing Day Sports, Inc., a Delaware limited liability company (“Defendant”) HEREBY AGREES, STIPULATES, AND CONFESSES in writing and under oath as follows:

1. The purpose of this Verified Confession and Stipulation to Entry of Judgment (“Stipulation”) is to secure payment of the amounts owed by Defendant to Plaintiff Midwestern Interactive, LLC (“Plaintiff”) as part of the parties’ Settlement Agreement and Release (the “Settlement Agreement”).

2. Defendant is indebted to Plaintiff in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00) (the “Debt”). The Debt arises from the parties’ Settlement Agreement. The parties entered into the Settlement Agreement to resolve a dispute between them involving allegations, on the one hand, by the Plaintiff that it performed on behalf of Defendant for which Plaintiff has not been paid pursuant to a Work for Hire – Acknowledgement and Assignment dated December 21, 2022 (the “Agreement”) and, on the other hand, by the Defendant that Plaintiff did not perform as required by the Agreement.

3. This Stipulation and the Stipulated Final Judgment (“Judgment”, together with the Stipulation, the “Judgment Documents”) shall be held by Plaintiff but not be filed with the Court provided that Defendant complies with the Settlement Agreement.

4. If the terms and conditions of the Settlement Agreement or this Stipulation are not fully adhered to, it is hereby stipulated and agreed that Plaintiff may file with the Court the Judgment Documents and the Judgment shall be entered in favor of Plaintiff and against Defendant for the amount of the Debt, less credit for amounts received by Plaintiff pursuant to the Settlement Agreement, plus interest accruing on the Debt at the rate of 9% per annum from April 12, 2024 plus any costs or expenses, including, but not limited to, attorney’s fees and costs expended to pursue the matter to Judgment, and to enforce and collect the Judgment, if necessary. All credits to be deducted, and all interest and attorneys’ fees to be added, to the Judgment shall be set forth in an affidavit from or on behalf of Plaintiff.

5. Defendant expressly acknowledges that it approves of the form of Judgment attached hereto as Exhibit A, and if, upon Plaintiff’s request for entry of judgment, the court requires a different form of judgment or other documentation necessary to enter judgment, Defendant will cooperate with Plaintiff to facilitate the submission of such documentation to the court.

6. The parties agree that the court may enter the Judgment without notice to Defendant. Defendant shall have no right to cure its default (other than that provided in the Settlement Agreement), and may only oppose entry of the Judgment on the ground that no default occurred under the Settlement Agreement.

7. Defendant waives any and all defenses that it may have to a final and binding judgment and will not contest the entry of any final and binding judgment thereon. Defendant acknowledges that it is entering into this Stipulation of Judgment of its own free will and after having sought the advice of its own counsel concerning the Judgment Documents with respect to the Settlement Agreement, the waiver of rights and defenses under the Stipulation, and the confession of judgment procedure.

8. Defendant waives any and all rights it has to request or to have a trial or any right to appeal from the entry of Judgment as a result of this Stipulation.

9. At such time as Defendant pays the total amounts due as set forth in the parties’ Settlement Agreement, Plaintiff’s right to exercise the Judgment against Defendant shall cease.

10. Defendant acknowledges and agrees the Judgment that may be entered herein may be entered in the Circuit Court of Jasper County, Missouri, and Defendants expressly waive any right they may have to contest the validity or enforceability of such Judgment, other than as provided by the terms of the Stipulation.

11. This Stipulation may be executed in two or more counterparts, all of which together shall constitute one Stipulation. A signed facsimile or scanned pdf version of this Stipulation may be used for all purposes in place of and instead of the original and will be binding upon the signing parties as if it were the original.

12. IT IS FURTHER STIPULATED AND AGREED that, in the event a dispute arises over the filing, entry, or enforcement of the terms of this Stipulation or the lodging, entry, or execution of the Judgment to be entered hereon, then (a) the parties agree that such dispute shall be decided solely by a judge of the Circuit Court for Jasper County, Missouri, and they expressly waive any and all right to have such dispute decided by a jury empaneled by this or any other court; and (b) the prevailing party shall be entitled to recover its attorneys’ fees and expenses incurred in connection with the resolution of such dispute.

[signature page to follow on page 11]

IT IS HEREBY AGREED:

STATE OF _____________	)	Signing Day Sports, Inc., a Delaware Corporation,
) ss
COUNTY OF ___________	)
		By:	Daniel D. Nelson
		Title:	CEO

Subscribed to and sworn before me this ________ day of December 2023.

Notary Public:

My Commission Expires: ________________

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

MIDWESTERN INTERACTIVE, LLC	)
)
Plaintiff,	)
)
v.	)	Case No.
)
SIGNING DAY SPORTS, INC., a Delaware Corporation.,	) ) )
Defendant.	)

CONFESSED JUDGMENT

Defendant Signing Day Sports, Inc., a Delaware corporation (“Defendant”) pursuant to the Verified Confession Judgment and Stipulation to Final Judgment hereby confesses judgment in favor of Plaintiff Midwestern Interactive, LLC (“Plaintiff”) and against Defendant, in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), less any payments made by Defendant pursuant to the Settlement Agreement.

SIGNING DAY SPORTS, INC., a Delaware corporation,

By:	Daniel D. Nelson
Its:	CEO
Date:

Accordingly, this Court hereby enters judgment in favor of Plaintiff Midwestern Interactive, LLC, and against Defendant Signing Day Sports, Inc., in the amount of Defendant, in the amount of _________________________________ and 00/100 Dollars ($______________), plus interest at the rate of 9% per annum until all amounts awarded herein have been paid. Execution on this Judgment may enter without further order of this Court.

Date	Hon.